Exhibit 99.1

BROCADE CONTACTS
Public Relations Ed Graczyk Tel: 408-333-1836 egraczyk@brocade.com	Investor Relations Michael Iburg Tel: 408-333-0233 miburg@brocade.com
Brocade Reports Fiscal Q1 2016 Results
SAN JOSE, Calif., February 17, 2016 — Brocade® (NASDAQ: BRCD) today reported financial results for its first fiscal quarter ended January 30, 2016. Brocade reported first quarter revenue of $574 million, flat year-over-year and down 2% quarter-over-quarter. The Company reported GAAP diluted earnings per share (EPS) of $0.23, up from $0.20 in Q1 2015 and up from $0.20 in Q4 2015. Non-GAAP diluted EPS was $0.29 for Q1 2016, up from $0.27 in Q1 2015 and up from $0.26 in Q4 2015. Tax benefits recognized in Q1 2016 increased both GAAP and non-GAAP diluted EPS by approximately $0.02 in the quarter.

“Brocade delivered another solid quarter, exceeding our revenue and earnings expectations,” said Lloyd Carney, CEO of Brocade. “In particular, SAN revenue exceeded our outlook range, driven by strong customer demand for Fibre Channel storage array capacity. We believe that industry analysts’ long-term projections for storage capacity growth is a solid indicator of the ongoing durability and health of our storage networking business. Looking forward, I am excited that over the next several quarters we will make a number of innovative new product announcements that we expect will expand our addressable market and enhance our capabilities in advanced storage networks, software defined data centers, and open, software-enabled New IP architectures.”

Key Financial Metrics:

	Q1 2016		Q4 2015		Q1 2015		Q1 2016 vs. Q4 2015	Q1 2016 vs. Q1 2015
Revenue	$574	M	$589	M	$576	M	(2%)	—
GAAP EPS—diluted	$0.23		$0.20		$0.20		13%	14%
Non-GAAP EPS—diluted	$0.29		$0.26		$0.27		12%	6%
GAAP gross margin	67.7%		67.0%		67.6%		0.7 pts	0.1 pts
Non-GAAP gross margin	68.8%		67.9%		68.4%		0.9 pts	0.4 pts
GAAP operating margin	21.1%		20.2%		24.2%		0.9 pts	(3.1) pts
Non-GAAP operating margin	25.9%		25.0%		28.5%		0.9 pts	(2.6) pts
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

Highlights:

•
SAN product revenue of $347 million, although above our outlook range, was down 2% year-over-year. The year-over-year decline was primarily the result of softer demand for embedded and fixed-configuration Fibre Channel switches, partially offset by continued growth in director revenue. Sequentially, SAN product revenue increased 7%, which is consistent with typical fiscal Q1 seasonality. The sequential revenue increase was driven by increased fixed-configuration switch sales while director and embedded sales were flat. Brocade believes the resiliency of its Fibre Channel SAN business is primarily due to continued growth in overall Fibre Channel storage array capacity. Both IDC and Gartner predict strong storage array capacity growth throughout their long-range forecasts.

•
IP Networking product revenue was within our outlook range at $134 million, up 1% year-over-year. The growth was primarily due to stronger switch sales, up 19%, offset by weaker router sales, down 25%. The increased revenue year-over-year was primarily from enterprise customers, as revenue from the service provider and U.S. federal customers was down year-over-year. Sequentially, IP Networking product revenue decreased 21%. This was due to lower Ethernet switch and routing revenues, which were down 22% and 19%, respectively. This sequential decrease was primarily due to a more pronounced U.S. federal seasonal decline and lower router sales to service provider customers.

•
On February 16, 2016, Brocade announced a mobility platform and vision for building open, New IP networks that can support new services and business models for mobile network operators as they prepare for 5G adoption. These innovative offerings are expected to open a new addressable worldwide market for Brocade. They uniquely position the company as a disrupter as operators enter the next wave of infrastructure investment. The company also announced collaboration with 14 technology partners, enabling mobile operators to accelerate the adoption of SDN, NFV, and mobile edge computing and transform their operations to achieve increased automation and service agility. Brocade and its partners will be demonstrating these new mobile networking solutions at Mobile World Congress to be held February 22-25 in Barcelona, Spain.

Board Declares Dividend:

•
The Brocade Board of Directors has declared a quarterly cash dividend of $0.045 per share of the Company’s common stock. The dividend payment will be made on April 4, 2016, to stockholders of record at the close of market on March 10, 2016.

Brocade management will host a conference call to discuss the fiscal first quarter results and the fiscal second quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast, please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q1 2016 product, customer, and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA 95134
T. 408.333.8000 F. 408.333.8101

Financial Highlights and Additional Financial Information

	Q1 2016	Q4 2015	Q1 2015
Routes to market as a % of total net revenues:
OEM revenues	67%	62%	67%
Channel/Direct revenues	33%	38%	33%
10% or greater customer revenues	34%	29%	44%
Geographic split as a % of total net revenues (1):
Domestic revenues	55%	54%	58%
International revenues	45%	46%	42%
Segment split as a % of total net revenues:
SAN product revenues	61%	55%	61%
IP Networking product revenues	23%	29%	23%
Global Services revenues	16%	16%	16%
SAN business revenues (2)	70%	65%	71%
IP Networking business revenues (2)	30%	35%	29%
IP Networking product revenues by use category (3) (4):
Data Center	53%	60%	53%
Enterprise Campus	38%	35%	34%
Carrier Network (MAN/WAN)	9%	5%	13%

Additional information:	Q1 2016		Q4 2015		Q1 2015
GAAP net income	$94	M	$84	M	$87	M
Non-GAAP net income	$119	M	$108	M	$118	M
GAAP operating income	$121	M	$119	M	$139	M
Non-GAAP operating income	$149	M	$147	M	$164	M
EBITDA	$144	M	$141	M	$159	M
GAAP effective tax rate	16.2%		23.6%		23.1%
Non-GAAP effective tax rate	16.7%		24.2%		23.1%
Cash and cash equivalents	$1,392	M	$1,441	M	$1,359	M
Restricted cash (5)	$—		$—		$312	M
Deferred revenues	$303	M	$317	M	$310	M
Capital expenditures	$24	M	$16	M	$17	M
Total debt, net of discount (6)	$798	M	$794	M	$1,082	M
Cash, net of senior debt, convertible debt and capitalized leases (7)	$517	M	$566	M	$483	M
Cash provided by operations	$112	M	$180	M	$10	M
Days sales outstanding	28 days		36 days		38 days
Employees at end of period	4,712		4,640		4,305
SAN port shipments	1.0	M	1.0	M	1.1	M
Share repurchases (8)	$144.5	M	$31.1	M	$132.4	M
Please see important note of explanation about the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

(1)
Revenues are attributed to geographic areas based on product delivery location. Since some OEM partners take delivery of Brocade products domestically and then ship internationally to their end users, the percentage of international revenues based on end-user location would likely be higher.

(2)	SAN and IP Networking business revenues include hardware and software product, support, and services revenues.

(3)
Product revenue by use category is estimated based on analysis of the information the Company collects in its sales management system. The estimated percentage of revenue by use category may fluctuate quarter to quarter due to seasonality and the timing of large customer orders.

(4)	Each use category includes enterprise, service provider, and government revenues.

(5)	Q1 2015 restricted cash was used to redeem the $300 million principal of the 2020 senior secured notes, and pay for the associated call premium and interest earned on February 13, 2015.

(6)
Q1 2016, Q4 2015, and Q1 2015 total debt, net of discount, includes the debt discount recorded for the conversion feature that is required to be separately accounted for as equity for the $575 million convertible debt, thereby reducing the carrying value of the debt. The unamortized debt discount for the conversion feature was $66 million as of January 30, 2016, $69 million as of October 31, 2015, and $80 million as of January 31, 2015.

(7)
Q1 2015 Cash, net of senior debt, convertible debt and capitalized leases excludes restricted cash of $312 million and the 2020 senior secured notes of $300 million that have been called and were redeemed on February 13, 2015.

(8)	$3.5 million of the $132.4 million in share repurchases in Q1 2015 were pending cash settlement as of January 31, 2015.
Non-GAAP Financial Measures
To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, financial information presented on a GAAP basis. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The most directly comparable GAAP information and a reconciliation between the GAAP and non-GAAP amounts is provided in the tables at the end of this press release.

Management believes that the non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance, both from period to period and relative to its competitors. These non-GAAP financial measures also help with the determination of Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations and the allocation of resources.
Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance relative to its competitors;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analyses; and

•	a better understanding of how management plans and measures Brocade’s underlying business.

Management excludes certain gains or losses and benefits or costs in determining non-GAAP financial measures that are the result of infrequent events or events that arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in Brocade’s Q1 2015 debt refinancing; (ii) acquisition and integration costs; and (iii) restructuring and other related benefits.

Management also excludes the following non-cash charges in determining non-GAAP financial measures: (i) stock-based compensation expense; (ii) amortization of purchased intangible assets; and (iii) non-cash interest expense related to the convertible debt.

Management believes that the exclusion of stock-based compensation allows for more accurate comparisons of Brocade’s operating results to Brocade’s peer companies because of the varying use of valuation methodologies and subjective assumptions and the variety of award types. In addition, the exclusion of the expense associated with the amortization of acquisition-related intangible assets is appropriate because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and the exclusion of amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses. In connection with the convertible debt, under the relevant accounting guidance, a non-cash interest expense is recognized for the convertible debt as an imputed interest expense for the conversion feature. Management believes excluding the non-cash interest expense related to the convertible debt from its non-GAAP financial measures is useful for investors because the expense does not represent a cash outflow in the respective reporting periods and is not indicative of ongoing operating performance.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

Limitations: These non-GAAP financial measures have limitations because they do not include all items of income and expense that impact the company. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies. Management compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Management also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and management encourages investors to review carefully those reconciliations.
Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, statements regarding Brocade’s financial results, goals, plans, strategy, business outlook and prospects. These statements are based on current expectations as of the date of this press release and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; the impact on Brocade of conditions in the market for Storage Area Networking products; Brocade’s ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade’s ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade’s international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. These and other risks are set forth in more detail in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)

ADX, Brocade, Brocade Assurance, the B-wing symbol, ClearLink, DCX, Fabric OS, Fabric Vision, HyperEdge, ICX, MLX, MyBrocade, OpenScript, The Effortless Network, vADX, VCS, VDX, vPlane, and Vyatta are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of Brocade or others.

© 2016 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	January 30, 2016	January 31, 2015
	(In thousands, except per share amounts)
Net revenues:
Product	$481,167	$486,238
Service	93,117	90,001
Total net revenues	574,284	576,239
Cost of revenues:
Product	144,097	149,926
Service	41,372	36,630
Total cost of revenues	185,469	186,556
Gross margin	388,815	389,683
Operating expenses:
Research and development	93,257	85,231
Sales and marketing	151,827	140,238
General and administrative	22,429	24,671
Amortization of intangible assets	902	138
Restructuring and other related benefits	(566)	—
Total operating expenses	267,849	250,278
Income from operations	120,966	139,405
Interest expense	(9,865)	(25,424)
Interest and other income (loss), net	669	(559)
Income before income tax	111,770	113,422
Income tax expense	18,124	26,155
Net income	$93,646	$87,267
Net income per share—basic	$0.23	$0.20
Net income per share—diluted	$0.23	$0.20
Shares used in per share calculation—basic	407,902	428,536
Shares used in per share calculation—diluted	415,085	439,156

Cash dividends declared per share	$0.045	$0.035

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended
	January 30, 2016	January 31, 2015
	(In thousands)
Net income	$93,646	$87,267
Other comprehensive income and loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(2,300)	(1,774)
Net gains and losses reclassified into earnings	626	603
Net unrealized losses on cash flow hedges	(1,674)	(1,171)
Foreign currency translation adjustments	(2,203)	(4,221)
Total other comprehensive loss	(3,877)	(5,392)
Total comprehensive income	$89,769	$81,875

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 30, 2016	October 31, 2015
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$1,392,009	$1,440,882
Accounts receivable, net of allowances for doubtful accounts of $1,741 and $1,838 as of January 30, 2016, and October 31, 2015, respectively	174,757	235,883
Inventories	42,586	40,524
Deferred tax assets	—	78,675
Prepaid expenses and other current assets	51,708	56,235
Total current assets	1,661,060	1,852,199
Property and equipment, net	442,158	439,224
Goodwill	1,617,041	1,617,161
Intangible assets, net	71,290	75,623
Non-current deferred tax assets	68,968	813
Other assets	48,378	51,133
Total assets	$3,908,895	$4,036,153
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,019	$98,143
Accrued employee compensation	112,951	142,075
Deferred revenue	228,582	244,622
Other accrued liabilities	69,287	77,524
Total current liabilities	484,839	562,364
Long-term debt, net of current portion	798,103	793,779
Non-current deferred revenue	74,571	72,065
Non-current income tax liability	47,651	47,010
Non-current deferred tax liabilities	—	24,024
Other non-current liabilities	2,538	3,376
Total liabilities	1,407,702	1,502,618
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 402,556 and 413,923 shares as of January 30, 2016, and October 31, 2015, respectively	403	414
Additional paid-in capital	1,529,313	1,632,984
Accumulated other comprehensive loss	(28,879)	(25,002)
Retained earnings	1,000,356	925,139
Total stockholders’ equity	2,501,193	2,533,535
Total liabilities and stockholders’ equity	$3,908,895	$4,036,153

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	January 30, 2016	January 31, 2015
	(In thousands)
Cash flows from operating activities:
Net income	$93,646	$87,267
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(7,352)	(16,102)
Depreciation and amortization	22,812	19,575
Loss on disposal of property and equipment	207	444
Amortization of debt issuance costs and debt discount	4,325	1,056
Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	—	15,122
Provision for doubtful accounts receivable and sales allowances	(96)	2,403
Non-cash stock-based compensation expense	24,044	24,082
Changes in assets and liabilities, net of acquisitions:
Restricted cash	—	(11,918)
Accounts receivable	61,222	(17,256)
Inventories	(2,000)	1,155
Prepaid expenses and other assets	609	(5,746)
Deferred tax assets	16	494
Accounts payable	(23,859)	(8,776)
Accrued employee compensation	(38,993)	(77,033)
Deferred revenue	(13,535)	(2,190)
Other accrued liabilities	(7,991)	(1,423)
Restructuring liabilities	(855)	(761)
Net cash provided by operating activities	112,200	10,393
Cash flows from investing activities:
Purchases of property and equipment	(23,839)	(16,514)
Purchase of intangible assets	—	(7,750)
Proceeds from collection of note receivable	250	250
Net cash used in investing activities	(23,589)	(24,014)
Cash flows from financing activities:
Increase in restricted cash	—	(300,000)
Payment of debt issuance costs	—	(409)
Payment of principal related to capital leases	(83)	(1,154)
Common stock repurchases	(144,490)	(128,966)
Proceeds from issuance of common stock	19,482	21,036
Payment of cash dividends to stockholders	(18,429)	(15,106)
Proceeds from convertible notes	—	565,656
Purchase of convertible note hedge	—	(86,135)
Proceeds from issuance of warrants	—	51,175
Excess tax benefits from stock-based compensation	7,352	16,102
Net cash provided by (used in) financing activities	(136,168)	122,199
Effect of exchange rate fluctuations on cash and cash equivalents	(1,316)	(4,230)
Net increase (decrease) in cash and cash equivalents	(48,873)	104,348
Cash and cash equivalents, beginning of period	1,440,882	1,255,017
Cash and cash equivalents, end of period	$1,392,009	$1,359,365

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	January 30, 2016	October 31, 2015	January 31, 2015
	(In thousands, except per share amounts)
Non-GAAP adjustments
Stock-based compensation expense included in cost of revenues	$2,905	$3,189	$3,816
Amortization of intangible assets expense included in cost of revenues	3,154	2,598	637
Total gross margin impact from non-GAAP adjustments	6,059	5,787	4,453

Stock-based compensation expense included in research and development	5,476	5,475	4,933
Stock-based compensation expense included in sales and marketing	11,078	10,689	9,843
Stock-based compensation expense included in general and administrative	4,585	4,581	5,490
Amortization of intangible assets expense included in operating expenses	902	902	138
Acquisition and integration costs	—	809	—
Restructuring and other related benefits	(566)	(41)	—
Total operating income impact from non-GAAP adjustments	27,534	28,202	24,857

Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	—	—	15,122
Convertible debt interest	3,776	3,730	678
Income tax effect of non-tax adjustments	(5,770)	(8,363)	(9,499)
Total net income impact from non-GAAP adjustments	$25,540	$23,569	$31,158

Gross margin reconciliation
GAAP gross margin	$388,815	$394,277	$389,683
Total gross margin impact from non-GAAP adjustments	6,059	5,787	4,453
Non-GAAP gross margin	$394,874	$400,064	$394,136
GAAP gross margin, as a percentage of total net revenues	67.7%	67.0%	67.6%
Non-GAAP gross margin, as a percentage of total net revenues	68.8%	67.9%	68.4%

Operating income reconciliation
GAAP operating income	$120,966	$119,221	$139,405
Total operating income impact from non-GAAP adjustments	27,534	28,202	24,857
Non-GAAP operating income	$148,500	$147,423	$164,262
GAAP operating income, as a percentage of total net revenues	21.1%	20.2%	24.2%
Non-GAAP operating income, as a percentage of total net revenues	25.9%	25.0%	28.5%

Net income and net income per share reconciliation
Net income on a GAAP basis	$93,646	$84,388	$87,267
Total net income impact from non-GAAP adjustments	25,540	23,569	31,158
Non-GAAP net income	$119,186	$107,957	$118,425
Non-GAAP net income per share—basic	$0.29	$0.26	$0.28
Non-GAAP net income per share—diluted	$0.29	$0.26	$0.27
Shares used in non-GAAP per share calculation—basic	407,902	414,769	428,536
Shares used in non-GAAP per share calculation—diluted	415,085	422,315	439,156